Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan of our reports dated March 14, 2012, with respect to the balance sheet of The Carlyle Group L.P. and the combined and consolidated financial statements of Carlyle Group included in the Registration Statement (Form S-1 No. 333-176685) and related prospectus of The Carlyle Group L.P., filed with the Securities and Exchange Commission.

McLean, Virginia                                                                                                  /s/  Ernst &Young LLP

May 1, 2012